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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.'s 333-62903 and 333-38724) pertaining to the Academic Systems Corporation 1992 Stock Option Plan (1992 Plan), the 2000 Equity Incentive Plan (2000 Plan) and the 2000 Employee Stock Purchase Plan (2000 ESP Plan) of our report dated March 2, 2001, included in the Annual Report (Form 10-K/A) of Lightspan, Inc. for the year ended January 31, 2002.




                                            /s/ Ernst & Young LLP
                                            -----------------------------
                                            ERNST & YOUNG LLP




San Diego, California
May 29, 2002